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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Consolidated Graphics, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-62317) on Form S-4, and registration statement (Nos. 33-87192, 333-13737, 333-18435 and 333-66019) on Form S-8 of Consolidated Graphics, Inc. of our reports dated May 14, 2004, with respect to the consolidated balance sheets of Consolidated Graphics, Inc. as of March 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the two-year period ended March 31, 2004, and the related financial statement schedule, which reports appear in the March 31, 2004, annual report on Form 10-K of Consolidated Graphics, Inc.

        Our report refers to a change in the accounting for goodwill and to our audit of the transitional disclosures added to revise the 2002 consolidated financial statements, as more fully described in Note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2002 consolidated financial statements other than with respect to such disclosures.

/s/ KPMG LLP

Houston, Texas
May 28, 2004

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm